EXHIBIT 99.1

DTS Reports Second Quarter 2013 Financial Results

Network-Connected Business Up 100%, Driving Solid Year-Over-Year Growth

CALABASAS, Calif., Aug. 15, 2013 (GLOBE NEWSWIRE) -- DTS, Inc. (Nasdaq:DTSI) today announced financial results for the second quarter ended June 30, 2013.

"DTS delivered attractive revenue growth in the second quarter in line with our expectations. The growth was driven by strong performance in our network-connected business. Our strategy remains squarely focused on the large network-connected opportunity, and as expected, this segment of our business contributed nearly half of total revenue during the quarter," said Jon Kirchner, chairman and CEO of DTS, Inc. "As we enter the important autumn and holiday season, we are closely monitoring CE market headwinds and the timing of certain customer network-connected product rollouts.  Importantly, we are very encouraged by the growing interest in our new Headphone:X and Play-Fi technologies and expect those products to see increasing design wins as we get into 2014. With growing content support and increasing device penetration, we are pleased with our strategic progress and remain focused on execution in the coming quarters."

Quarterly Financial Comparison
	Q2 2013	Q2 2012
Revenue	$27.2 million	$21.8 million
Year-over-year growth rate	25%	6%

GAAP Net income/(loss)	$(2.0) million	$(755,000)
GAAP Earnings/(loss) per share*	$(0.11)	$(0.05)

Non-GAAP Operating margin	13%	26%
Non-GAAP Net income	$2.1 million	$3.5 million
Non-GAAP Earnings per share*	$0.11	$0.21
*Earnings/loss per diluted share net of tax

Other GAAP Results
	Q2 2013	Amount per diluted share*
Stock-based compensation	$2.9 million	$0.10
Amortization of intangibles	$2.5 million	$0.08
Acquisition and integration-related costs	$47,000	$0.00
*Amount per diluted share net of tax

The Company generated $2.4 million in cash flow from operations during the second quarter of 2013, compared to $3.8 million during the second quarter of 2012, and closed the quarter with cash and investments totaling $76.7 million.

The Company has finalized the accounting related to a $2.9 million royalty recovery received by DTS under an SRS license.  This particular royalty recovery, which resulted from a recent audit by DTS, was recorded as an adjustment to goodwill and receivables as of the acquisition date.

The GAAP and non-GAAP reconciling items for the second quarters of 2013 and 2012 can be found in the "Non-GAAP Financial Metrics" schedule attached to this press release and on the investor relations portion of the Company's website at www.DTS.com.

Business Outlook

Management expects continued long-term growth to be driven primarily by network-connected markets. However, a number of near-term factors have led the Company to adjust its 2013 fiscal outlook.  The revised expectations are primarily due to:

  Uncertainties around the timing of certain mobile and Play-Fi product shipments, which are now expected to push into 2014;
  A modestly weakening near-term CE business environment, which has impacted the Company's expectations for home theater in a box systems, Blu-ray players and automotive unit volumes; and
  Lower expected royalty recoveries.

GAAP EPS expectations are unchanged, as the Company expects to offset any revenue softness through active cost management.  The Company has adjusted its non-GAAP EPS outlook to reflect reduced expectations for non-cash charges related to stock-based compensation and amortization expense.

The Company now expects 2013 revenue in the range of $130 to $136 million, non-GAAP operating margin in the low- to mid-20s and non-GAAP EPS in the range of $0.98 to $1.12 per diluted share based on a normalized 40% effective tax rate. Stock-based compensation expense is now expected to be in the range of $0.38 to $0.41 per diluted share net of tax and amortization of intangibles is now expected to be in the range of $0.32 to $0.35 net of tax in 2013. On a GAAP basis, the Company continues to expect an operating margin of approximately 3% to 6% and expects EPS in the range of $(0.05) to $0.00 per diluted share.

The outlook is based on a number of assumptions that the Company believes are reasonable at the time of this press release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in the Company's filings with the Securities and Exchange Commission.

Use of Non-GAAP Financial Information

Included within this press release are non-GAAP financial measures that supplement the Company's Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company's actual results prepared under GAAP to exclude charges and the related income tax effect for stock-based compensation, the amortization of intangible assets, and certain acquisition and integration-related charges. In addition, the Company's GAAP tax rate is currently subject to substantial volatility caused by three-year cumulative pre-tax losses in the US, which now require the Company to record a valuation allowance against all US Federal deferred tax benefits. Management believes that the Company's inability to utilize its US deferred tax benefits is temporary, and as a result, the appropriate measure for its effective tax rate, until such time as the valuation allowance issue is resolved, is to impute a normalized 40% effective tax rate on the pretax earnings of the Company. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Consolidated Statements of Operations. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate DTS' financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Conference Call Information for Thursday, August 15, 2013

DTS will host a conference call and live webcast at 2:00 p.m. Pacific Time to discuss the second quarter results. To access the conference call, dial 1-877-941-0843 or 1-480-629-9819 (outside the U.S. and Canada). A live webcast of the call will be available from the Investor Relations section of the Company's corporate website at www.dts.com and via replay beginning two hours after the completion of the call. An audio replay of the call will also be available to investors beginning at 5:00 p.m. Pacific Time, August 15, 2013 through 11:59 p.m. Pacific Time, August 22, 2013, by dialing 1-800-406-7325 or 1-303-590-3030 (outside the U.S. and Canada) and entering pass code 4635803#.

About DTS, Inc.

DTS, Inc. (Nasdaq:DTSI) is a premier audio solutions provider for high-definition entertainment experiences—anytime, anywhere, on any device. DTS' audio solutions enable delivery and playback of clear, compelling high-definition audio which is incorporated by hundreds of licensee customers around the world, into billions of consumer electronic devices. From a renowned legacy as a pioneer in high definition multi-channel audio, DTS became a mandatory audio format in the Blu-ray Disc standard and is now increasingly deployed in enabling digital delivery of compelling movies, music, games and other forms of digital entertainment to a growing array of network-connected consumer devices. DTS technology is in automotive audio systems, digital media players, DVD players, game consoles, home theaters, PCs, set-top boxes, smartphones, surround music content and every device capable of playing Blu-ray discs. Founded in 1993, DTS' corporate headquarters is located in Calabasas, California with its licensing operations headquartered in Limerick, Ireland. DTS also has offices in Los Gatos and Santa Ana, California, Washington, China, France, Hong Kong, Japan, Singapore, South Korea, Taiwan and the United Kingdom.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause DTS' results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "planned," "expects," "believes," "intends," "strategy," "opportunity," "anticipates" and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or financial or operating performance; any statements regarding the Company's future use of deferred tax benefits; any statements regarding anticipated growth in the network-connected markets and in the Blu-ray, automotive and home AV markets; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, the continued decline in optical disc-based product sales, our ability to penetrate the on-line and mobile content delivery market and adapt our technologies for that market, the rapidly changing and competitive nature of the digital audio, consumer electronics and entertainment markets, the Company's inclusion in or exclusion from governmental and industry standards, continued customer acceptance of the Company's technology, products, services and pricing, risks related to ownership and enforcement of intellectual property, the continued release and availability of entertainment content containing DTS audio soundtracks, success of the Company's research and development efforts, risks related to integrating acquisitions, greater than expected costs, the departure of key employees, negative trends in the general economy, continued weakness in the global financial markets and decreases in consumer confidence, a loss of one or more of our key customers or licensees, changes in domestic and international market and political conditions, unanticipated changes in our tax provisions and other risks and uncertainties more fully described in DTS' public filings with the Securities and Exchange Commission, including DTS' most recent forms 10-K and 10-Q, available at www.sec.gov. Readers are urged not to place undue reliance on these forward looking statements, which speak only as of the date of this press release. DTS does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

DTS-I

DTS, INC.

CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share amounts)

	As of June 30, 2013	As of December 31, 2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 67,893	$ 57,831
Short-term investments	3,786	14,214
Accounts receivable, net of allowance for doubtful accounts of $677 and $679 at June 30, 2013 and December 31, 2012, respectively	11,507	9,460
Deferred income taxes	1,356	1,998
Prepaid expenses and other current assets	4,216	4,875
Income taxes receivable	4,347	5,107
Total current assets	93,105	93,485
Property and equipment, net	31,996	33,325
Intangible assets, net	57,185	61,400
Goodwill	48,418	48,418
Deferred income taxes	2,457	605
Long-term investments	4,993	5,000
Other assets	5,057	4,826
Total assets	$ 243,211	$ 247,059

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 3,096	$ 2,796
Accrued expenses	8,641	15,861
Deferred revenue	8,357	7,659
Total current liabilities	20,094	26,316
Long-term debt	30,000	30,000
Other long-term liabilities	12,305	9,817

Stockholders' equity:
Preferred stock -- $0.0001 par value, 5,000 shares authorized at June 30, 2013 and December 31, 2012; no shares issued and outstanding	—	—
Common stock -- $0.0001 par value, 70,000 shares authorized at June 30, 2013 and December 31, 2012; 20,885 and 20,710 shares issued at June 30, 2013 and December 31, 2012, respectively; 18,251 and 18,208 outstanding at June 30, 2013 and December 31, 2012, respectively	3	3
Additional paid-in capital	219,920	213,787
Treasury stock, at cost - 2,634 and 2,502 shares at June 30, 2013 and December 31, 2012, respectively	(62,602)	(59,848)
Accumulated other comprehensive income	725	659
Retained earnings	22,766	26,325
Total stockholders' equity	180,812	180,926

Total liabilities and stockholders' equity	$ 243,211	$ 247,059

DTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
	(Unaudited)

Revenue	$ 27,188	$ 21,754	$ 59,916	$ 48,639
Cost of revenue	2,412	194	4,734	388
Gross profit	24,776	21,560	55,182	48,251
Operating expenses:
Selling, general and administrative	18,749	16,706	40,439	31,989
Research and development	7,842	4,780	15,521	9,290
Total operating expenses	26,591	21,486	55,960	41,279
Operating income (loss)	(1,815)	74	(778)	6,972
Interest and other income (expense), net	(174)	2	(419)	(86)
Income (loss) before provision for income taxes	(1,989)	76	(1,197)	6,886
Provision for income taxes	38	831	2,362	3,596
Net income (loss)	$ (2,027)	$ (755)	$ (3,559)	$ 3,290

Net income (loss) per common share:
Basic	$ (0.11)	$ (0.05)	$ (0.19)	$ 0.20
Diluted	$ (0.11)	$ (0.05)	$ (0.19)	$ 0.19

Weighted average shares outstanding:
Basic	18,306	16,503	18,263	16,484
Diluted	18,306	16,503	18,263	16,938

DTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$ (2,027)	$ (755)	$ (3,559)	$ 3,290
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,921	1,381	7,758	2,714
Stock-based compensation charges	2,912	2,918	5,925	5,516
Deferred income taxes	(1,667)	(3,321)	(1,305)	(3,973)
Tax benefits (shortfalls) from stock-based awards	(72)	2,065	(391)	3,075
Excess (tax benefits) shortfalls from stock-based awards	21	(2,142)	24	(3,278)
Other	50	84	81	140
Changes in operating assets and liabilities:
Accounts receivable	(1,316)	3,096	(2,047)	1,074
Prepaid expenses and other assets	(599)	(39)	330	(121)
Accounts payable, accrued expenses and other liabilities	(372)	(594)	(4,629)	1,438
Deferred revenue	1,319	1,108	698	472
Income taxes receivable	186	21	760	292
Net cash provided by operating activities	2,356	3,822	3,645	10,639
Cash flows from investing activities:
Purchases of held-to-maturity investments	--	(115)	--	(3,450)
Purchases of available-for-sale investments	54	(10,969)	(5,005)	(42,074)
Maturities of held-to-maturity investments	--	4,815	--	17,535
Maturities of available-for-sale investments	7,691	11,645	15,440	18,945
Purchases of property and equipment	(582)	(1,132)	(1,355)	(1,443)
Purchases of intangible assets	(224)	(78)	(484)	(180)
Net cash provided by (used in) investing activities	6,939	4,166	8,596	(10,667)
Cash flows from financing activities:
Proceeds from the issuance of common stock under stock-based compensation plans	1,306	919	1,403	1,375
Repurchases and retirement of common stock for restricted stock tax withholdings	(37)	(34)	(804)	(955)
Excess tax benefits (shortfalls) from stock-based awards	(21)	2,142	(24)	3,278
Purchases of treasury stock	(2,754)	--	(2,754)	(2,035)
Net cash provided by (used in) financing activities	(1,506)	3,027	(2,179)	1,663
Net change in cash and cash equivalents	7,789	11,015	10,062	1,635
Cash and cash equivalents, beginning of period	60,104	37,564	57,831	46,944
Cash and cash equivalents, end of period	$ 67,893	$ 48,579	$ 67,893	$ 48,579

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)

The following tables show the Company's GAAP financial metrics reconciled to non-GAAP financial metrics included in this release.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
Cost of revenue:
GAAP cost of revenue	$ 2,412	$ 194	$ 4,734	$ 388
Amortization of intangible assets	2,235	181	4,438	363
Non-GAAP cost of revenue	$ 177	$ 13	$ 296	$ 25

Selling, general and administrative:
GAAP selling, general and administrative	$ 18,749	$ 16,706	$ 40,439	$ 31,989
Amortization of intangible assets	264	48	514	87
Stock-based compensation	2,204	2,335	4,505	4,424
Acquisition and integration related costs*	47	2,312	397	2,771
Non-GAAP selling, general and administrative	$ 16,234	$ 12,011	$ 35,023	$ 24,707

Research and development:
GAAP research and development	$ 7,842	$ 4,780	$ 15,521	$ 9,290
Amortization of intangible assets	--	45	--	90
Stock-based compensation	708	583	1,420	1,092
Acquisition and integration related costs*	--	12	38	12
Non-GAAP research and development	$ 7,134	$ 4,140	$ 14,063	$ 8,096

Operating income (loss):
GAAP operating income (loss)	$ (1,815)	$ 74	$ (778)	$ 6,972
Amortization of intangible assets	2,499	274	4,952	540
Stock-based compensation	2,912	2,918	5,925	5,516
Acquisition and integration related costs*	47	2,324	435	2,783
Non-GAAP operating income	$ 3,643	$ 5,590	$ 10,534	$ 15,811
Non-GAAP operating income as a % of revenue	13%	26%	18%	33%

Net income (loss):
GAAP net income (loss)	$ (2,027)	$ (755)	$ (3,559)	$ 3,290
Amortization of intangible assets	2,499	274	4,952	540
Stock-based compensation	2,912	2,918	5,925	5,516
Acquisition and integration related costs*	47	2,324	435	2,783
Tax adjustment	(1,350)	(1,277)	(1,684)	(2,422)
Non-GAAP net income	$ 2,081	$ 3,484	$ 6,069	$ 9,707

Non-GAAP diluted income per common share	$ 0.11	$ 0.21	$ 0.33	$ 0.57

Weighted average diluted shares outstanding:	18,478	16,943	18,463	16,938

* On July 20, 2012, DTS completed its acquisition of SRS Labs, Inc. in a cash-and-stock transaction.
On July 5, 2012, DTS completed its acquisition of assets from Phorus, Inc. and Phorus, LLC.

Non-GAAP Financial Targets

The following tables show the Company's fiscal year 2013 GAAP guidance reconciled to non-GAAP financial targets.

	Fiscal Year 2013
	Low	High

Operating income as a % of revenue:

GAAP operating income as a % of revenue	3%	6%
Amortization of intangible assets	8	9
Stock-based compensation	9	10
Acquisition and integration related costs*	1	1
Non-GAAP operating income as a % of revenue	21%	26%

Net income per diluted share:

GAAP net loss per diluted share	$ (0.05)	$ --
Amortization of intangible assets	0.53	0.59
Stock-based compensation	0.63	0.68
Acquisition and integration related costs*	0.04	0.05
Tax adjustment	(0.17)	(0.20)
Non-GAAP net income per diluted share	$ 0.98	$ 1.12

Weighted average shares used to compute Non-GAAP net income per diluted share (millions)	18.5	18.5

* On July 20, 2012, DTS completed its acquisition of SRS Labs, Inc. in a cash-and-stock transaction.
On July 5, 2012, DTS completed its acquisition of assets from Phorus, Inc. and Phorus, LLC.
CONTACT: Media & Investor Contacts
         Sard Verbinnen & Co
         John Christiansen/Jenny Gore
         jchristiansen@sardverb.com/jgore@sardverb.com
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